EXHIBIT 99.1

PERFORMANCE SPORTS GROUP ANNOUNCES PAUL DESMARAIS III TO REPLACE DAN FRIEDBERG
AS SAGARD CAPITAL’S REPRESENTATIVE ON THE BOARD OF DIRECTORS

EXETER, NH – July 25, 2016 – Performance Sports Group Ltd. (NYSE: PSG) (TSX: PSG) (“Performance Sports Group” or the “Company”), a leading developer and manufacturer of high performance sports equipment and apparel, today announced that it anticipates appointing Paul Desmarais III, the Chairman of Sagard Capital Partners Management Corp., to its Board of Directors, effective on or about August 9, 2016.

The appointment of Desmarais will be made in accordance with the Company’s obligations under the shareholder nomination agreement with Sagard Capital Partners, L.P. (together with its general partner and investment manager, collectively, “Sagard Capital”). Desmarais will replace Sagard Capital’s prior board nominee, Dan Friedberg, who has resigned from the Company’s Board of Directors. Sagard Capital is the Company’s largest shareholder, with beneficial ownership of approximately 17% of the Company’s issued and outstanding common shares.1
“We thank Dan for his contributions to the Board and appreciate what he brought to our Company. We look forward to adding Paul’s breadth of knowledge and experience to the Board in the future,” said Bernard McDonell, Chairman of the Board, Performance Sports Group. “Sagard Capital continues to be an active and supportive shareholder of the Company and brings a valuable combination of strategic, operating and financial experience to the Board and Performance Sports Group.”
Desmarais was appointed Vice-President of Power Corporation and Power Financial in May 2014. Prior to his current position, he was Assistant Vice-President in the Risk Management Group of Great-West Lifeco beginning in 2012. In May 2014, Mr. Desmarais was named a director of Great-West Life, Investors Group, Mackenzie, Pargesa and Groupe Bruxelles Lambert. He is also Chairman of Sagard Capital and Wealthsimple, and Vice-Chairman of Imerys in France. Mr. Desmarais is the recipient of a Bachelor of Arts degree in Economics from Harvard College and he holds a Masters in Business Administration from INSEAD in France.

About Performance Sports Group Ltd.
Performance Sports Group Ltd. (NYSE: PSG) (TSX: PSG) is a leading developer and manufacturer of ice hockey, roller hockey, lacrosse, baseball and softball sports equipment, as well as related apparel and soccer apparel. The Company is the global leader in hockey with the strongest and most recognized brand, and is a leader in North America in baseball and softball. Its products are marketed under the BAUER, MISSION, MAVERIK, CASCADE,

INARIA, COMBAT and EASTON brand names and are distributed by sales representatives and independent distributors throughout the world. In addition, the Company distributes its hockey products through its Burlington, Massachusetts and Bloomington, Minnesota Own The Moment Hockey Experience retail stores. Performance Sports Group is a member of the Russell 2000 and 3000 Indexes. For more information on the Company, please visit www.PerformanceSportsGroup.com.

About Sagard Capital
Sagard Capital2 is principally engaged in the business of investing in securities, with a focus on acquiring significant minority or control positions in publicly traded small and midsized companies.  It offers a unique and highly differentiated value proposition to companies looking for supportive, long-term shareholders. Based in Greenwich, Connecticut, Sagard Capital is an evergreen fund with an indefinite holding period for its investments. Sagard Capital is purpose-built to be an independent, flexible, supportive partner to management teams focused on building sustainable, leading businesses and generating long-term shareholder value.

1 Based on public filings as of the date hereof
2 Sagard Capital Partners GP, Inc. is the general partner of Sagard Capital Partners, L.P., the direct owner of the shares described herein.  Sagard Capital Partners Management Corp. is the investment manager of Sagard Capital Partners, L.P. Each entity comprising Sagard Capital is a subsidiary of Power Corporation of Canada.

Caution Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of applicable securities laws including with respect to, among other things, the anticipated appointment of Paul Desmarais III to the Board of Directors of Performance Sports Group and the composition of the Board of Directors of the Company. The words “may,” “will,” “would,” “should,” “could,” “expects,” “plans,” “intends,” “trends,” “indications,” “anticipates,” “believes,” “estimates,” “predicts,” “likely” or “potential” or the negative or other variations of these words or other comparable words or phrases, are intended to identify forward-looking statements.
Forward-looking statements, by their nature, are based on assumptions, which, although considered reasonable by the Company at the time of preparation, may prove to be incorrect, and are subject to important risks and uncertainties. Many factors could cause the Company’s actual results to differ materially from those expressed or implied by the forward-looking statements, including, without limitation, the factors identified in the “Risk Factors” sections of the Company’s annual report on Form 10-K and quarterly report on Form 10-Q dated April 14, 2016, which are available on EDGAR at www.sec.gov, on SEDAR at www.sedar.com, and on the Company’s website at www.performancesportsgroup.com.
Furthermore, unless otherwise stated, the forward-looking statements contained in this press release are made as of the date of this press release, and the Company does not intend and undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Media Contact:
Steve Jones
Sr. Director, Corporate Communications
Tel 1-603-430-2111
media@performancesportsgroup.com

Investor Relations:
Liolios Group Inc.
Cody Slach
Tel 1-949-574-3860
PSG@liolios.com